Citizens Financial Group, Inc. Reports Second Quarter 2021 Net Income of
$648 million and EPS of $1.44
Underlying Net Income of $656 million and EPS of $1.46*

	Key Financial Data	2Q21	1Q21	2Q20	Second Quarter 2021 Highlights

Income Statement	($s in millions)
■Underlying ROTCE of 17.7% and underlying EPS of $1.46 reflects diversity of fee businesses and excellent credit results
■Underlying PPNR of $629 million reflects:
–Lower Mortgage revenue on further tightening of gain on sale margins despite strong origination levels
–Record results in Capital Markets and Wealth given the benefit of investments and acquisitions to broaden our capabilities
–Net interest income up 1%, with interest-earning asset growth offsetting modest margin decline
–Interest-bearing deposit costs of 16 bps, down 4 bps QoQ
–Well-controlled expenses, down 2% QoQ
■Credit provision benefit of $213 million driven by macroeconomic improvement and strong credit performance
■Average loans up 1% QoQ
■Period-end LDR of 81.4%
■Strong capital position with CET1 at 10.3%
■TBV/share of $33.95, up 6% YoY

	Total revenue	$1,609	$1,659	$1,750
	Pre-provision profit	618	641	771
	Underlying pre-provision profit	629	661	790
	Provision for credit losses	(213)	(140)	464
	Net income	648	611	253
	Underlying net income	656	626	263

Balance Sheet & Credit Quality	($s in billions)
	Period end loans and leases	$122.6	$122.2	$125.7
	Average loans and leases	123.5	122.8	128.8
	Period-end deposits	150.6	151.3	143.6
	Average deposits	150.3	146.6	141.6
	Period-end loans-to-deposit ratio	81.4%	80.7%	87.5%
	ACL to loans ratio	1.70	1.94	2.01
	ACL to loans ratio, ex. PPP	1.75	2.03	2.09
	NCO ratio	0.25%	0.52%	0.46%

Financial Metrics	Diluted EPS	$1.44	$1.37	$0.53
	Underlying EPS	1.46	1.41	0.55
	ROTCE	17.5%	17.2%	6.6%
	Underlying ROTCE	17.7	17.6	6.9
	Net interest margin, FTE	2.72	2.76	2.88
	Efficiency ratio	62	61	56
	Underlying efficiency ratio	61	60	55
	CET1	10.3%	10.1%	9.6%
	TBV/Share	$33.95	$32.79	$32.13

Comments from Chairman and CEO Bruce Van Saun
“We continued to demonstrate the strength and diversity of our business model in the second quarter, as a drop in Mortgage revenue was partially offset by record results in Capital Markets and Wealth,” said Chairman and CEO Bruce Van Saun. “We saw modest loan growth during the quarter, and expect that to accelerate in the second half as the economy continues to grow and excess liquidity is redeployed. We are executing well on our strategic initiatives and have commenced work on a TOP 7 program, with details to be announced later this year.”

Citizens also announced today that its board of directors declared a third quarter 2021 common stock dividend of $0.39 per share. The dividend is payable on August 13, 2021 to shareholders of record at the close of business on July 30, 2021.
*References in this release to "Underlying" results exclude notable items and are non-GAAP Financial Measures. For more details on non-GAAP Financial Measures see page 13 in this release. References in this release to balance sheet items are on an average basis and loans exclude loans held for sale (“LHFS”) unless otherwise noted. References to net interest margin are on a fully taxable equivalent (“FTE”) basis and all references to earnings per share represent fully diluted per common share.  References to consolidated and/or commercial loans, loan growth, nonaccrual loans and allowance for loan losses include leases. The "Company" refers to Citizens. Current reporting-period regulatory capital ratios are preliminary. Select totals may not sum due to rounding.

Citizens Financial Group, Inc.

Discussion of results:

Net interest income				2Q21 change from
($s in millions)	2Q21	1Q21	2Q20	1Q21			2Q20
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$1,084	$1,085	$1,219	$(1)		—%	$(135)		(11)%
Investment securities	124	128	130	(4)		(3)	(6)		(5)
Interest-bearing deposits in banks	3	3	1	—		—	2		200
Total interest income	$1,211	$1,216	$1,350	$(5)		—%	$(139)		(10)%
Interest expense:
Deposits	$42	$50	$124	$(8)		(16)%	$(82)		(66)%
Short-term borrowed funds	—	—	—	—		—	—		—
Long-term borrowed funds	45	49	66	(4)		(8)	(21)		(32)
Total interest expense	$87	$99	$190	$(12)		(12)%	$(103)		(54)%
Net interest income	$1,124	$1,117	$1,160	$7		1%	$(36)		(3)%

Net interest margin, FTE	2.72%	2.76%	2.88%	(4)	bps		(16)	bps

Second quarter 2021	vs.	first quarter 2021
Net interest income of $1.1 billion increased 1% given interest-earning asset growth, higher day count and improved funding mix, partially offset by lower net interest margin.
•Net interest margin of 2.72% decreased 4 basis points reflecting lower earning-asset yields, partly offset by improved funding mix and deposit pricing. Interest-bearing deposit costs are down 4 basis points to 16 basis points.

Second quarter 2021	vs.	second quarter 2020
Net interest income of $1.1 billion decreased 3% given lower net interest margin, partly offset by 2% growth in interest-earning assets.
•Net interest margin of 2.72% decreased 16 basis points, primarily reflecting the impact of a lower rate environment, lower interest-earning asset yields and elevated cash balances given strong deposit flows, partially offset by improved funding mix and deposit pricing.

Citizens Financial Group, Inc.

Noninterest Income				2Q21 change from
($s in millions)	2Q21	1Q21	2Q20	1Q21		2Q20
				$	%	$	%
Mortgage banking fees	$85	$165	$276	$(80)	(48)%	$(191)	(69)%
Service charges and fees	100	99	84	1	1	16	19
Capital markets fees	91	81	61	10	12	30	49
Card fees	64	55	48	9	16	16	33
Trust and investment services fees	60	58	45	2	3	15	33
Letter of credit and loan fees	38	38	31	—	—	7	23
Foreign exchange and interest rate products	28	28	34	—	—	(6)	(18)
Securities gains, net	3	3	3	—	—	—	—
Other income(1)	16	15	8	1	7	8	100
Noninterest income	$485	$542	$590	$(57)	(11)%	$(105)	(18)%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Second quarter 2021	vs.	first quarter 2021
Noninterest income of $485 million decreased $57 million, or 11%, from $542 million.
•Mortgage banking fees decreased $80 million, reflecting a $54 million decline in production revenue on lower gain-on-sale margins, despite strong production volumes, given increased industry capacity and heightened competition, as well as an increase in agency fees. Results also reflect a $26 million net decline in servicing results given the swing in MSR hedge results ($25 million gain in first quarter to $14 million loss in second quarter), partially offset by a $13 million increase in operating results.
•Record capital markets fees increased $10 million, reflecting higher loan syndication fees given strong client activity.
•Card fees increased $9 million driven by the economic recovery as well as seasonality, with debit transactions and card spend now exceeding pre-pandemic levels.
•Record trust and investment services fees increased $2 million, reflecting an increase in assets under management from strong inflows and higher equity market levels, as well as higher annuity sales.

Second quarter 2021	vs.	second quarter 2020
Noninterest income of $485 million decreased $105 million, or 18%, reflecting:
•Mortgage banking fees, down $191 million, driven by lower gain-on-sale margins despite higher origination volumes.
•Service charges and fees, up $16 million, reflecting partial recovery from COVID-19 impacts on overdraft fees.
•Record capital market fees, up $30 million, driven by higher loan syndication and M&A advisory fees.
•Card fees, up $16 million, given higher debit and credit card volumes given the economic recovery.
•Record trust and investment services fees, up $15 million, reflecting an increase in assets under management from higher equity market levels and strong inflows, as well as higher annuity sales.
•Letter of credit fees, up $7 million, reflecting higher commitment fees.
•Foreign exchange and interest rate products revenue, down $6 million, reflecting lower client interest rate hedging activity partly offset by strong client foreign exchange and commodities hedging results.

Citizens Financial Group, Inc.

Noninterest Expense				2Q21 change from
($s in millions)	2Q21	1Q21	2Q20	1Q21		2Q20
				$	%	$	%
Salaries and employee benefits	$524	$548	$513	$(24)	(4)%	$11	2%
Equipment and software	155	152	142	3	2	13	9
Outside services	137	139	131	(2)	(1)	6	5
Occupancy	82	88	82	(6)	(7)	—	—
Other operating expense	93	91	111	2	2	(18)	(16)
Noninterest expense	$991	$1,018	$979	$(27)	(3)%	$12	1%
Notable items	$11	$20	$19	$(9)	(45)%	$(8)	(42)%

Underlying, as applicable
Salaries and employee benefits	$524	$548	$509	$(24)	(4)%	$15	3%
Equipment and software	151	148	142	3	2	9	6
Outside services	133	132	119	1	1	14	12
Occupancy	79	79	79	—	—	—	—
Other operating expense	93	91	111	2	2	(18)	(16)
Underlying noninterest expense	$980	$998	$960	$(18)	(2)%	$20	2%

Second quarter 2021	vs.	first quarter 2021
Noninterest expense of $991 million declined 3%. On an Underlying basis, noninterest expense of $980 million decreased $18 million, or 2%, reflecting seasonally lower salaries and employee benefits, along with strong expense discipline.

Second quarter 2021	vs.	second quarter 2020
Noninterest expense of $991 million remains well-controlled. On an Underlying basis, noninterest expense of $980 million increased by $20 million, or 2%, reflecting higher outside services largely tied to growth initiatives and higher equipment and software expense driven by increased technology spend. Salaries and employee benefits increased, reflecting higher revenue-based compensation. These results were partially offset by a decrease in other operating expense.

Interest-earning assets				2Q21 change from
($s in millions)	2Q21	1Q21	2Q20	1Q21		2Q20
Period-end interest-earning assets				$	%	$	%
Investments	$27,976	$28,138	$25,657	$(162)	(1)%	$2,319	9%
Interest-bearing deposits in banks	12,007	13,851	6,833	(1,844)	(13)	5,174	76
Commercial loans and leases	59,083	60,413	64,930	(1,330)	(2)	(5,847)	(9)
Retail loans	63,498	61,782	60,783	1,716	3	2,715	4
Total loans and leases	122,581	122,195	125,713	386	—	(3,132)	(2)
Loans held for sale, at fair value	3,616	4,304	3,631	(688)	(16)	(15)	—
Other loans held for sale	82	75	1,362	7	9	(1,280)	(94)
Total loans and leases and loans held for sale	126,279	126,574	130,706	(295)	—	(4,427)	(3)
Total period-end interest-earning assets	$166,262	$168,563	$163,196	$(2,301)	(1)%	$3,066	2%
Average interest-earning assets
Investments	$27,600	$27,034	$25,184	$566	2%	$2,416	10%
Interest-bearing deposits in banks	11,259	10,861	5,231	398	4	6,028	115
Commercial loans and leases	60,653	60,877	67,409	(224)	—	(6,756)	(10)
Retail loans	62,837	61,970	61,346	867	1	1,491	2
Total loans and leases	123,490	122,847	128,755	643	1	(5,265)	(4)
Loans held for sale, at fair value	3,751	3,254	2,710	497	15	1,041	38
Other loans held for sale	233	385	510	(152)	(39)	(277)	(54)
Total loans and leases and loans held for sale	127,474	126,486	131,975	988	1	(4,501)	(3)
Total average interest-earning assets	$166,333	$164,381	$162,390	$1,952	1%	$3,943	2%

Citizens Financial Group, Inc.

Second quarter 2021	vs.	first quarter 2021
Period-end interest-earning assets of $166.3 billion decreased $2.3 billion, or 1%, given a $1.8 billion decrease in cash held in interest-bearing deposits partially offset by an increase in loans and leases of $386 million. This loan growth was driven by growth in retail given strength in mortgage, auto and education, partially offset by net payoffs in commercial, including PPP.
Average interest-earning assets of $166.3 billion were up $2.0 billion, as elevated liquidity drove a $398 million increase in cash held in interest-bearing deposits and a $566 million increase in investments. Results also reflect a $988 million increase in total loans and loans held for sale driven by an $867 million increase in retail.
The average effective duration of the securities portfolio was 3.6 years compared with 4.1 years at March 31, 2021.

Second quarter 2021	vs.	second quarter 2020
Period-end interest-earning assets of $166.3 billion increased $3.1 billion, or 2%, as elevated liquidity drove a $5.2 billion increase in cash held in interest-bearing deposits, and a $2.3 billion increase in investments. This was partially offset by a $4.4 billion decrease in loans and loans held for sale primarily driven by commercial client repayments of pandemic-related line of credit balances and net payoffs, including PPP.
Average interest-earning assets of $166.3 billion increased $3.9 billion, or 2%, as elevated liquidity drove a $6.0 billion increase in cash held in interest-bearing deposits, and a $2.4 billion increase in investments. Loans and loans held for sale decreased $4.5 billion, or 3%, with a $6.8 billion decrease in commercial reflecting line of credit repayments, partly offset by a $1.2 billion increase in PPP loans. Retail loans increased $1.5 billion, or 2%, driven by growth in education, residential mortgage and auto, partially offset by planned run off of personal unsecured installment loans and a decrease in home equity. Loans held for sale increased $764 million reflecting mortgage originations.
The average effective duration of the securities portfolio of 3.6 years increased from 2.1 years at June 30, 2020.

Deposits				2Q21 change from
($s in millions)	2Q21	1Q21	2Q20	1Q21		2Q20
Period-end deposits				$	%	$	%
Demand deposits	$47,480	$46,067	$40,545	$1,413	3%	$6,935	17%
Checking with interest	28,074	26,883	27,200	1,191	4	874	3
Savings	20,382	19,634	16,665	748	4	3,717	22
Money market accounts	48,150	51,074	44,965	(2,924)	(6)	3,185	7
Term deposits	6,550	7,691	14,243	(1,141)	(15)	(7,693)	(54)
Total period-end deposits	$150,636	$151,349	$143,618	$(713)	—%	$7,018	5%
Average deposits
Demand deposits	$46,630	$43,814	$37,745	$2,816	6%	$8,885	24%
Checking with interest	27,278	26,116	26,312	1,162	4	966	4
Savings	20,077	18,611	15,883	1,466	8	4,194	26
Money market accounts	49,394	49,536	45,187	(142)	—	4,207	9
Term deposits	6,970	8,572	16,470	(1,602)	(19)	(9,500)	(58)
Total average deposits	$150,349	$146,649	$141,597	$3,700	3%	$8,752	6%

Second quarter 2021	vs.	first quarter 2021
Total period-end deposits of $150.6 billion decreased $713 million reflecting a decline in money market accounts and term deposits, partly offset by growth in demand deposits, checking with interest and savings.
Citizens Access® deposits were $4.9 billion at June 30, 2021, down from $5.3 billion at March 31, 2021, primarily due to rate reduction strategies that resulted in a decrease in term deposits.
Average deposits of $150.3 billion increased $3.7 billion, or 3%, as growth in demand deposits, savings and checking with

Citizens Financial Group, Inc.
interest was partially offset by a decrease in term deposits.

Second quarter 2021	vs.	second quarter 2020
Total period-end deposits of $150.6 billion increased $7.0 billion, or 5%, as a result of government stimulus and clients building liquidity given COVID-19 disruption. Growth in demand deposits, money market accounts and savings was partially offset by a decrease in term deposits.
Average deposits of $150.3 billion increased $8.8 billion, or 6%, reflecting an increase in demand deposits, money market accounts, savings and checking with interest, partially offset by a decrease in term deposits.

Borrowed Funds				2Q21 change from
($s in millions)	2Q21	1Q21	2Q20	1Q21		2Q20
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$62	$70	$255	$(8)	(11)%	$(193)	(76)%
Long-term borrowed funds
FHLB advances	18	19	6	(1)	(5)	12	200
Senior debt	5,357	6,714	7,519	(1,357)	(20)	(2,162)	(29)
Subordinated debt and other debt	1,582	1,583	1,677	(1)	—	(95)	(6)
Total borrowed funds	$7,019	$8,386	$9,457	$(1,367)	(16)%	$(2,438)	(26)%
Average borrowed funds
Short-term borrowed funds	$69	$150	$222	$(81)	(54)%	$(153)	(69)%
Long-term borrowed funds
FHLB advances	18	19	2,595	(1)	(5)	(2,577)	(99)
Senior debt	5,834	6,732	7,499	(898)	(13)	(1,665)	(22)
Subordinated debt and other debt	1,582	1,585	1,661	(3)	—	(79)	(5)
Total average borrowed funds	$7,503	$8,486	$11,977	$(983)	(12)%	$(4,474)	(37)%

Second quarter 2021	vs.	first quarter 2021
•Period-end borrowed funds decreased $1.4 billion, or 16%, and average borrowed funds decreased $983 million, or 12%, as elevated liquidity enabled the pay down of senior debt.

Second quarter 2021	vs.	second quarter 2020
•Period-end borrowed funds declined $2.4 billion, or 26%, reflecting the pay down of senior debt and short-term borrowings.
•Average borrowed funds declined $4.5 billion, or 37%, as strong customer deposit inflows allowed for significantly lower levels of FHLB advances and the pay down of senior debt and short-term borrowings.

Capital				2Q21 change from
($s and shares in millions, except per share data)	2Q21	1Q21	2Q20	1Q21		2Q20
Period-end capital				$	%	$	%
Stockholders' equity	$23,199	$22,653	$22,418	$546	2%	$781	3%
Stockholders' common equity	21,185	20,688	20,453	497	2	732	4
Tangible common equity	14,466	13,964	13,716	502	4	750	5
Tangible book value per common share	$33.95	$32.79	$32.13	$1.16	4	$1.82	6
Common shares - at end of period	426.1	425.9	426.8	0.2	—	(0.7)	—
Common shares - average (diluted)	427.6	427.9	427.6	(0.3)	—%	—	—%
Common equity tier 1 capital ratio(1)	10.3%	10.1%	9.6%
Total capital ratio(1)	13.5	13.4	13.1
Tier 1 leverage ratio(1)	9.7%	9.5%	9.3%
1) Current reporting-period regulatory capital ratios are preliminary.

Citizens Financial Group, Inc.

Second quarter 2021
•Our Basel III capital ratios continued to strengthen, with a CET1 capital ratio of 10.3% as of June 30, 2021 compared with 10.1% at March 31, 2021 and 9.6% at June 30, 2020. The acquisition of the HSBC deposits is expected to close in first quarter 2022 and have an approximate 24 basis point impact on CET1.
•Total capital ratio of 13.5% compared with 13.4% at March 31, 2021 and 13.1% as of June 30, 2020. During the second quarter 2021, the company issued $300 million of Series G preferred stock that qualifies as additional tier 1 capital. On July 6, 2021, the company redeemed its $250 million of outstanding Series A preferred stock.
•Tangible book value per common share of $33.95 increased 4% compared with first quarter 2021 and increased 6% from second quarter 2020.
•Citizens paid $168 million in common dividends to shareholders during second quarter 2021. This compares with $262 million in total capital returned to shareholders through share repurchases and common dividends in first quarter 2021 and $168 million in common dividends in second quarter 2020.

Credit quality review				2Q21 change from
($s in millions)	2Q21	1Q21	2Q20	1Q21			2Q20
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$779	$1,008	$990	$(229)		(23)%	$(211)		(21)%
90+ days past due and accruing(2)	280	46	55	234		NM	225		NM
Net charge-offs	78	158	147	(80)		(51)	(69)		(47)
Provision for credit losses	(213)	(140)	464	(73)		(52)	(677)		NM
Allowance for credit losses	$2,081	$2,372	$2,527	$(291)		(12)%	(446)		(18)%
Nonaccrual loans and leases to loans and leases	0.64%	0.82%	0.79%	(18)	bps		(15)	bps
Net charge-offs as a % of total loans and leases	0.25	0.52	0.46	(27)			(21)
Allowance for credit losses to loans and leases	1.70	1.94	2.01	(24)			(31)
Allowance for credit losses to loans and leases (ex. PPP)	1.75	2.03	2.09	(28)			(34)
Allowance for credit losses to nonaccrual loans and leases	267.0%	235.4%	255.4%	3,156	bps		1,159	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $266 million, $20 million, and $13 million of loans fully or partially guaranteed by the FHA, VA, and USDA for
June 30, 2021, March 31, 2021, and June 30, 2020, respectively.

Second quarter 2021	vs.	first quarter 2021
•Nonaccrual loans of $779 million decreased $229 million, or 23%, from the first quarter 2021, reflecting a $116 million decrease in commercial given charge-offs, loan sale activity and repayments, and a $113 million decrease in retail.
•The nonaccrual loans to total loans ratio of 0.64% is down from 0.82% at March 31, 2021.
•Net charge-offs were 25 basis points of average loans and leases, down from 52 basis points.
•Net charge-offs of $78 million decreased $80 million driven by commercial.
•Credit provision benefit of $213 million was driven by macroeconomic improvement and strong credit performance across the retail and commercial loan portfolios. First quarter 2021 credit provision benefit was $140 million.
•Allowance for credit losses ratio of 1.70%, or 1.75% before the impact of PPP loans, compares with 1.94% as of March 31, 2021, or 2.03% before the impact of PPP loans. The reduction reflects a reserve release of $291 million.
•The allowance for credit losses to nonaccrual loans and leases ratio of 267% compares with 235% as of March 31, 2021.

Second quarter 2021	vs.	second quarter 2020

Citizens Financial Group, Inc.
•Nonaccrual loans decreased $211 million, or 21%, driven by a $240 million decrease in commercial given charge-offs, loan sale activity and repayments, partly offset by a $29 million increase in retail.
•The nonaccrual loans to total loans ratio of 0.64% decreased from 0.79% at June 30, 2020.
•Net charge-offs of $78 million decreased $69 million reflecting a $30 million decrease in commercial and a $39 million decrease in retail as consumers continue to benefit from government stimulus and strong mortgage and auto collateral values.
•Net charge-offs of 25 basis points of average loans and leases compares with 46 basis points in second quarter 2020.
•Credit provision benefit of $213 million compares with a $464 million provision in second quarter 2020, reflecting strong credit performance across the retail and commercial loan portfolios and improvement in the macroeconomic outlook.
•Allowance for credit losses of $2.1 billion compares with $2.5 billion at June 30, 2020. Allowance for credit losses ratio of 1.70% as of June 30, 2021, or 1.75% before the impact of PPP loans, compares with 2.01% as of June 30, 2020, or 2.09% before the impact of PPP loans.
•The allowance for credit losses to nonaccrual loans and leases ratio of 267% compares with 255% as of June 30, 2020.

Citizens Financial Group, Inc.
Earnings highlights:

	Quarterly Trends
				2Q21 change from
($s in millions, except per share data)	2Q21	1Q21	2Q20	1Q21			2Q20
Earnings				$/bps		%	$/bps		%
Net interest income	$1,124	$1,117	$1,160	$7		1%	$(36)		(3) %
Noninterest income	485	542	590	(57)		(11)	(105)		(18)
Total revenue	1,609	1,659	1,750	(50)		(3)	(141)		(8)
Noninterest expense	991	1,018	979	(27)		(3)	12		1
Pre-provision profit	618	641	771	(23)		(4)	(153)		(20)
Provision for credit losses	(213)	(140)	464	(73)		(52)	(677)		NM
Net income	648	611	253	37		6	395		156
Preferred dividends	32	23	28	9		39	4		14
Net income available to common stockholders	$616	$588	$225	$28		5%	$391		174%
After-tax notable Items	8	15	10	(7)		(47)	(2)		(20)
Underlying net income	$656	$626	$263	$30		5%	$393		149%
Underlying net income available to common stockholders	$624	$603	$235	$21		3%	$389		166%
Average common shares outstanding
Basic (in millions)	425.9	426.0	426.6	—		—	(0.7)		—
Diluted (in millions)	427.6	427.9	427.6	(0.3)		—	—		—
Diluted earnings per share	$1.44	$1.37	$0.53	$0.07		5%	$0.91		172%
Underlying diluted earnings per share	$1.46	$1.41	$0.55	$0.05		4%	$0.91		165%
Performance metrics
Net interest margin	2.71%	2.75%	2.87%	(4)	bps		(16)	bps
Net interest margin, FTE	2.72	2.76	2.88	(4)			(16)
Effective income tax rate	22.0	21.8	17.7	20			427
Efficiency ratio	62	61	56	28			572
Underlying efficiency ratio	61	60	55	73			607
Return on average common equity	11.9	11.6	4.4	28			741
Return on average tangible common equity	17.5	17.2	6.6	33			1,088
Underlying return on average tangible common equity	17.7	17.6	6.9	15			1,084
Return on average total assets	1.41	1.36	0.57	5			84
Underlying return on average total tangible assets	1.48%	1.44%	0.61%	4	bps		87	bps
Capital adequacy(1,2)
Common equity tier 1 capital ratio	10.3%	10.1%	9.6%
Total capital ratio	13.5	13.4	13.1
Tier 1 leverage ratio	9.7	9.5	9.3
Allowance for credit losses to loans and leases	1.70%	1.94%	2.01%	(24)	bps		(31)	bps
Asset quality(2)
Nonaccrual loans and leases to loans and leases	0.64%	0.82%	0.79%	(18)	bps		(15)	bps
Allowance for credit losses to nonaccrual loans and leases	267	235	255	3,156			1,159
Net charge-offs as a % of average loans and leases	0.25%	0.52%	0.46%	(27)	bps		(21)	bps
1) Current reporting-period regulatory capital ratios are preliminary.
2) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				2Q21 change from
($s in millions, except per share data)	2Q21	1Q21	2Q20	1Q21		2Q20
Net interest income	$1,124	$1,117	$1,160	1%		(3)%
Noninterest income	485	542	590	(11)		(18)
Total revenue	$1,609	$1,659	$1,750	(3)%		(8)%
Noninterest expense	991	1,018	979	(3)		1
Notable items	11	20	19	(45)		(42)
Underlying noninterest expense	$980	$998	$960	(2)%		2%
Underlying pre-provision profit	629	661	790	(5)		(20)
Provision for credit losses	(213)	(140)	464	(52)		NM
Net income available to common stockholders	616	588	225	5		174
Underlying net income available to common stockholders	$624	$603	$235	3%		166%
Performance metrics
Diluted EPS	$1.44	$1.37	$0.53	5%		172%
Underlying EPS	$1.46	$1.41	$0.55	4%		165%
Efficiency ratio	62%	61%	56%	28	bps	572	bps
Underlying efficiency ratio	61	60	55	73		607
Return on average tangible common equity	17.5	17.2	6.6	33		1,088
Underlying return on average tangible common equity	17.7%	17.6%	6.9%	15	bps	1,084	bps
Operating leverage				(0.5)%		(9.4)%
Underlying operating leverage				(1.2)%		(10.2)%

Citizens Financial Group, Inc.
Notable items:
First quarter and second quarter 2021, and second quarter 2020 results reflect notable items primarily related to TOP 6 transformational and revenue and efficiency initiatives as well as integration costs. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration costs	2Q21		1Q21		2Q20
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Noninterest income	$—	$—	$—	$—	$—	$—

Salaries & benefits	$—	$—	$—	$—	$—	$—
Equipment and software	$—	—	—	—	—	—
Outside services	$(2)	(1)	—	—	(2)	(1)
Occupancy	$—	—	—	—	—	—
Other expense	$—	—	—	—	—	—
Noninterest expense	$(2)	$(1)	$—	$—	$(2)	$(1)

Total Integration Costs	$(2)	$(1)	$—	$—	$(2)	$(1)

Other notable items - primarily tax and TOP	2Q21		1Q21		2Q20
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Tax notable items	$—	$—	$—	$—	$—	$4

Other notable items- TOP & other actions

Salaries & benefits	—	—	—	—	(4)	(4)
Equipment and software	(4)	(3)	(4)	(3)	—	—
Outside services	(2)	(2)	(7)	(5)	(10)	(7)
Occupancy	(3)	(2)	(9)	(7)	(3)	(2)
Other expense	—	—	—	—	—	—
Noninterest expense	$(9)	$(7)	$(20)	$(15)	$(17)	$(13)

Total Other Notable Items	$(9)	$(7)	$(20)	$(15)	$(17)	$(9)

Total Notable Items	$(11)	$(8)	$(20)	$(15)	$(19)	$(10)

EPS Impact		$(0.02)		$(0.04)		$(0.02)

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - 781.655.2289
Investors: Kristin Silberberg - 203.900.6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 336-4437, conference ID 2929135
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on July 20, 2021 through August 20, 2021. Please dial (866) 207-1041 and enter access code 1469569. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $185.1 billion in assets as of June 30, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as “Underlying” results, "excluding elevated cash", "excluding PPP loans”, as well as other results excluding the impact of certain items. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The following tables present reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
						2Q21 Change
		2Q21	1Q21		2Q20	1Q21		2Q20
						$	%	$	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,609	$1,659		$1,750	($50)	(3%)	($141)	(8%)
Less: Notable items		—	—		—	—	—	—	—
Total revenue, Underlying (non-GAAP)	B	$1,609	$1,659	$—	$1,750	($50)	(3%)	($141)	(8%)
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$991	$1,018		$979	($27)	(3%)	$12	1%
Less: Notable items		11	20		19	(9)	(45)	(8)	(42)
Noninterest expense, Underlying (non-GAAP)	D	$980	$998		$960	($18)	(2%)	$20	2%
Pre-provision profit:
Total revenue (GAAP)	A	$1,609	$1,659		$1,750	($50)	(3%)	($141)	(8%)
Less: Noninterest expense (GAAP)	C	991	1,018		979	(27)	(3)	12	1
Pre-provision profit (GAAP)		$618	$641		$771	($23)	(4%)	($153)	(20%)
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,609	$1,659		$1,750	($50)	(3%)	($141)	(8%)
Less: Noninterest expense, Underlying (non-GAAP)	D	980	998		960	(18)	(2)	20	2
Pre-provision profit, Underlying (non-GAAP)		$629	$661		$790	($32)	(5%)	($161)	(20%)
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$831	$781		$307	$50	6%	$524	171%
Less: Expense before income tax benefit related to notable items		(11)	(20)		(19)	9	45	8	42
Income before income tax expense, Underlying (non-GAAP)	F	$842	$801		$326	$41	5%	$516	158%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$183	$170		$54	$13	8%	$129	239%
Less: Income tax benefit related to notable items		(3)	(5)		(9)	2	40	6	67
Income tax expense, Underlying (non-GAAP)	H	$186	$175		$63	$11	6%	$123	195%
Net income, Underlying:
Net income (GAAP)	I	$648	$611		$253	$37	6%	$395	156%
Add: Notable items, net of income tax benefit		8	15		10	(7)	(47)	(2)	(20)
Net income, Underlying (non-GAAP)	J	$656	$626		$263	$30	5%	$393	149%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$616	$588		$225	$28	5%	$391	174%
Add: Notable items, net of income tax benefit		8	15		10	(7)	(47)	(2)	(20)
Net income available to common stockholders, Underlying (non-GAAP)	L	$624	$603		$235	$21	3%	$389	166%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q21 Change
		2Q21	1Q21	2Q20	1Q21			2Q20
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$1,609	$1,659	$1,750	($50)		(2.96%)	($141)		(8.00%)
Less: Noninterest expense (GAAP)	C	991	1,018	979	(27)		(2.51)	12		1.42
Operating leverage							(0.45%)			(9.42%)
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$1,609	$1,659	$1,750	($50)		(2.96%)	($141)		(8.00%)
Less: Noninterest expense, Underlying (non-GAAP)	D	980	998	960	(18)		(1.78)	20		2.18
Operating leverage, Underlying (non-GAAP)							(1.18%)			(10.18%)
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	61.63%	61.35%	55.91%	28	bps		572	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	60.92	60.19	54.85	73	bps		607	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	21.96%	21.76%	17.69%	20	bps		427	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	22.01	21.85	19.36	16	bps		265	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$20,833	$20,611	$20,446	$222		1%	$387		2%
Return on average common equity	K/M	11.85%	11.57%	4.44%	28	bps		741	bps
Return on average common equity, Underlying (non-GAAP)	L/M	12.02	11.85	4.63	17	bps		739	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$20,833	$20,611	$20,446	$222		1%	$387		2%
Less: Average goodwill (GAAP)		7,050	7,050	7,050	—		—	—		—
Less: Average other intangibles (GAAP)		53	57	65	(4)		(7)	(12)		(18)
Add: Average deferred tax liabilities related to goodwill (GAAP)		381	379	375	2		1	6		2
Average tangible common equity	N	$14,111	$13,883	$13,706	$228		2%	$405		3%
Return on average tangible common equity	K/N	17.50%	17.17%	6.62%	33	bps		1,088	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	17.74	17.59	6.90	15	bps		1,084	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$184,456	$182,569	$179,793	$1,887		1%	$4,663		3%
Return on average total assets	I/O	1.41%	1.36%	0.57%	5	bps		84	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.43	1.39	0.59	4	bps		84	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$184,456	$182,569	$179,793	$1,887		1%	$4,663		3%
Less: Average goodwill (GAAP)		7,050	7,050	7,050	—		—	—		—
Less: Average other intangibles (GAAP)		53	57	65	(4)		(7)	(12)		(18)
Add: Average deferred tax liabilities related to goodwill (GAAP)		381	379	375	2		1	6		2
Average tangible assets	Q	$177,734	$175,841	$173,053	$1,893		1%	$4,681		3%
Return on average total tangible assets	I/Q	1.46%	1.41%	0.59%	5	bps		87	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.48	1.44	0.61	4	bps		87	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q21 Change
		2Q21	1Q21	2Q20	1Q21		2Q20
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	426,083,143	425,930,159	426,824,594	152,984	—%	(741,451)	—%
Common stockholders' equity (GAAP)		$21,185	$20,688	$20,453	$497	2	$732	4
Less: Goodwill (GAAP)		7,050	7,050	7,050	—	—	—	—
Less: Other intangible assets (GAAP)		52	54	63	(2)	(4)	(11)	(17)
Add: Deferred tax liabilities related to goodwill (GAAP)		383	380	376	3	1	7	2
Tangible common equity	S	$14,466	$13,964	$13,716	$502	4%	$750	5%
Tangible book value per common share	S/R	$33.95	$32.79	$32.13	$1.16	4%	$1.82	6%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	425,948,706	425,953,716	426,613,053	(5,010)	—%	(664,347)	—%
Average common shares outstanding - diluted (GAAP)	U	427,561,572	427,880,530	427,566,920	(318,958)	—	(5,348)	—
Net income per average common share - basic (GAAP)	K/T	$1.45	$1.38	$0.53	$0.07	5	$0.92	174
Net income per average common share - diluted (GAAP)	K/U	1.44	1.37	0.53	0.07	5	0.91	172
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.47	1.41	0.55	0.06	4	0.92	167
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.46	1.41	0.55	0.05	4	0.91	165

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				2Q21 Change
	2Q21	1Q21	2Q20	1Q21		2Q20
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$524	$548	$513	($24)	(4%)	$11	2%
Less: Notable items	—	—	4	—	—	(4)	(100)
Salaries and employee benefits, Underlying (non-GAAP)	$524	$548	$509	($24)	(4%)	$15	3%
Equipment and software, Underlying:
Equipment and software (GAAP)	$155	$152	$142	$3	2%	$13	9%
Less: Notable items	4	4	—	—	—	4	100
Equipment and software, Underlying (non-GAAP)	$151	$148	$142	$3	2%	$9	6%
Outside services, Underlying:
Outside services (GAAP)	$137	$139	$131	($2)	(1%)	$6	5%
Less: Notable items	4	7	12	(3)	(43)	(8)	(67)
Outside services, Underlying (non-GAAP)	$133	$132	$119	$1	1%	$14	12%
Occupancy, Underlying:
Occupancy (GAAP)	$82	$88	$82	($6)	(7%)	$—	—%
Less: Notable items	3	9	3	(6)	(67)	—	—
Occupancy, Underlying (non-GAAP)	$79	$79	$79	$—	—%	$—	—%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations - Excluding the impact of PPP loans
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					2Q21 Change
		2Q21	1Q21	2Q20	1Q21			2Q20
					$/bps		%	$/bps		%
Total loans, excluding the impact of PPP loans:
Total loans (GAAP)	A	$122,581	$122,195	$125,713	$386		—%	($3,132)		(2%)
Less: PPP loans		3,479	5,148	4,679	(1,669)		(32)	(1,200)		(26)
Total loans, excluding the impact of PPP loans (non-GAAP)	B	$119,102	$117,047	$121,034	$2,055		2%	($1,932)		(2%)
Allowance for credit losses (GAAP)	C	$2,081	$2,372	$2,527	($291)		(12%)	($446)		(18%)
Ratios:
Allowance for credit losses to total loans (GAAP)	C / A	1.70%	1.94%	2.01%	(24)	bps		(31)	bps
Allowance for credit losses to total loans, excluding the impact of PPP loans (non-GAAP)	C / B	1.75%	2.03%	2.09%	(28)	bps		(34)	bps

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends, as well as the potential effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;
•The COVID-19 pandemic and associated lockdowns and their effect on the economic and business environments in which we operate;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Statements about the acquisition of HSBC’s East Coast branches and online deposits also constitute forward-looking statements and are subject to the risk that actual results could be materially different from those expressed in those statements, including if the transaction is not consummated in a timely manner or at all.

Citizens Financial Group, Inc.
More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.
CFG-IR